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                                                                      EXHIBIT 5

                 [ON FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                             LETTERHEAD]


                                                          212-859-8280
June 24, 1998                                          (FAX: 212-859-8586)

Farmland Industries, Inc.
3315 North Oak Trafficway
Kansas City, MO  64116-0005


Ladies and Gentlemen:

                  We have acted as special counsel to Farmland Industries, Inc., a Kansas corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (File No. 33-61709) (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering $200,000,000 aggregate issue amount of debt securities (the "Debt Securities") which may be issued from time to time by the Company pursuant to an indenture (the "Indenture") to be entered into between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), a draft of which is filed as an exhibit to the Registration Statement. For purposes of this opinion, we have assumed that the Debt Securities will be fixed rate notes, substantially in the form filed as an exhibit to the Registration Statement. All capitalized terms used herein that are defined in, or by reference in, the Registration Statement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

                  In connection with this opinion, we have investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and
(iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

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Farmland Industries, Inc.                                        June ___, 1998


                  In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others.

                  Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that (i) when the Registration Statement has become effective under the Securities Act and (ii) assuming that (A) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee and is in substantially the form of the draft filed as an exhibit to the Registration Statement, (B) the terms of the Debt Securities and their issue and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, (C) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and (D) the Debt Securities have been issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company, subject to (x) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws now or hereafter in effect affecting creditors' rights generally and (y) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether considered in a proceeding in equity or law.

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Farmland Industries, Inc.                                        June ___, 1998



                  The opinion expressed herein is limited to the laws of the United States of America and the laws of the State of New York. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus and the caption "Legal Matters" in any Prospectus Supplement forming a part of the Registration Statement to the extent that a "Legal Matters" section is included in such Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                         Very truly yours,

                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                    By: /s/ Kenneth R. Blackman
                        ---------------------------------
                        Kenneth R. Blackman